Exhibit 5.2



                                 October 8, 2003




Health Sciences Group, Inc. ("HESG")
6080 Center Drive, 6th Floor
Los Angeles, CA  90045

Attn:  Fred Tannous

Dear Mr. Tannous:

         This opinion is furnished in connection with the registration statement on Form SB-2, as amended (File No. 333-105407) (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the offering by certain selling shareholders of HESG, a Colorado corporation (the "Company"), of up to 3,793,274 shares of its common stock, par value $0.001 per share (the "Shares").

         As special counsel to the Company, we have examined and relied on the originals or copies, certified or otherwise identified to our satisfaction, of such instruments, certificates, records and other documents and have made such examination of law as we have deemed necessary or appropriate for the purpose of this opinion. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies or by facsimile or other means of electronic transmission or which we obtained from the Commission's Electronic Data Gathering, Analysis and Retrieval System ("EDGAR") or FreeEDGAR.com, and the authenticity of the originals of such latter documents. As to facts relevant to the opinions expressed herein and other statements made herein, we have relied without independent investigation upon certificates and oral or written statements and representations of public officials, officers and other representatives of the Company.

         We are attorneys admitted to practice in the State of Colorado. We express no opinions concerning the laws of any of the jurisdictions other than the laws of the State of Colorado.

         Based upon the foregoing, we are of the opinion that the Shares have been duly authorized by the Company and will be duly and validly issued, fully paid, and non-assessable.

         This opinion is being furnished to you in connection with the Registration Statement and may be relied upon by Kirkpatrick & Lockhart, LLP. We hereby consent to the filing of this opinion as Exhibit 5.2 to the Registration Statement and the reference to our firm under the caption "Legal Matters in the prospectus or any supplement thereto. In giving this consent, we do not admit that we are within the category of persons whose consent is required under
Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.


                                                    Yours truly,




                                                    Koff, Corn & Berger PC